English Convenience Translation

SECURITIES PLEDGE AGREEMENT (this “Agreement”) dated June 30, 2014, entered into among Inmobiliaria Carso, S.A. de C.V. (“Inmobiliaria Carso”) and Control Empresarial de Capitales, S.A. de C.V. (“Control Empresarial” and, together with Inmobiliaria Carso, the “Pledgors”), as pledgors; AT&T International, Inc., as pledgee (together with its successors and assigns in such capacity, the “Pledgee”); Inversora Bursátil, S.A. de C.V. Casa de Bolsa, Grupo Financiero Inbursa, as administrator and executor of this securities pledge (indistinctly, the “Administrator” or the “Executor”); in accordance with the following Recitals, Representations and Clauses:

RECITALS

I. Defined Terms. Capitalized terms used in this Agreement which are not otherwise expressly defined herein, shall have the meaning ascribed to such terms in Clause First hereof.

II. Purchase Agreement. Pursuant to the purchase agreement dated as of June 27, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), entered into between the Pledgors, as buyers (in such capacity, the “Buyers”) and the Pledgee, as seller (in such capacity, the “Seller”), the Seller agreed to sell to Buyers, in equal proportion, 72,822,656 Series L shares and 5,739,341,928 Series AA shares of the issued and outstanding capital stock of América Móvil, S.A.B. de C.V. (the “Company”).

III. Brokerage Agreements.

a)	On November 13, 1991, Inmobiliaria Carso and the Administrator entered into certain brokerage agreement identified with number 119-8 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Brokerage Agreement Inmobiliaria Carso”), by means of which the Administrator provides Inmobiliaria Carso certain custody and administration services regarding, among others, the Securities Inmobiliaria Carso, which the Administrator maintains in deposit in S.D. Indeval, Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”); and

b)	On January 26, 2006, Control Empresarial and the Administrator entered into certain brokerage agreement identified with number 23679-4 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Brokerage Agreement Control Empresarial” and, together with the Brokerage Agreement Inmobiliaria Carso, the “Brokerage Agreements”), by means of which the Administrator provides Control Empresarial certain custody and administration services regarding, among others, the Securities Control Empresarial, which the Administrator maintains in deposit in S.D. Indeval.

IV. Pursuant to the terms of the Purchase Agreement, the Pledgors have agreed and are willing to grant in favor of the Pledgee, a first priority securities pledge over the Securities in order to secure the due and timely payment, performance and satisfaction of the Secured Obligations.

REPRESENTATIONS

I. Each of the Pledgors hereby represents and warrants, through its legal representative, that on the date hereof:

(a) it is a corporation (sociedad) duly incorporated and validly existing under the laws of Mexico;

(b) it has full legal capacity and does not require any authority (corporate, organizational or otherwise) to enter into, deliver and perform its obligations under this Agreement in accordance with its terms;

(c) Inmobiliaria Carso is the owner and title holder of the corresponding securities representing the capital stock of the Company that are described in Exhibit “A” of this Agreement, which are deposited by the Administrator in Indeval, in terms of the Brokerage Agreement Inmobiliaria Carso (the “Securities Inmobiliaria Carso”);

(d) Control Empresarial is the owner and title holder of the corresponding securities representing the capital stock of the Company that are described in Exhibit “A” of this Agreement, which are deposited by the Administrator in Indeval, in terms of the Brokerage Agreement Control Empresarial (the “Securities Control Empresarial” and, together with the Securities Inmobiliaria Carso, the “Securities”);

(e) it intends and is willing to grant the Securities Pledge over the Securities, without property transfer of the Securities, in terms of article 204 of the Law, in favor of the Pledgee, in terms of this Agreement;

(f) by executing this Agreement, it expressly recognizes the necessary and sufficient legal capacity and authorities of the Administrator to act as administrator and executor in accordance with the terms provided herein; and

(g) the individual executing this Agreement in its name and on its behalf has sufficient power and authority to validly execute and deliver this Agreement on its behalf and to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner.

II. The Pledgee represents, on the date of this Agreement, that:

(a) it is a corporation duly incorporated under the laws of the State of Delaware, United States of America;

(b) it has full legal capacity and sufficient authority (corporate, organizational or otherwise) to enter into, deliver and perform its obligations under this Agreement in accordance with its terms;

(c) the individual executing this Agreement in its name and on its behalf has sufficient power and authority, as well as the necessary corporate authority to validly execute and deliver this Agreement on its behalf and to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner; and

(d) by executing this Agreement, it expressly recognizes the necessary and sufficient legal capacity and authorities of the Administrator to act as administrator and executor in accordance with the terms provided herein; and

(e) it intends to enter into this Agreement and accept the Securities Pledge over the Securities, without property transfer of the Securities in terms of article 204 of the Law, granted in its favor by the Pledgors in terms of this Agreement.

III. The Administrator represents, through its legal representative, that:

(a)     it is a brokerage house (casa de bolsa), duly incorporated and validly existing under the laws of Mexico;

(b)     the individual executing this Agreement in its name and on its behalf has sufficient power and authority, an does not require any authority to validly execute and deliver this Agreement on its behalf nor to validly bind it under the terms herein, and that such powers, authority and authorizations have not been revoked, modified or limited in any manner;

(c)      the Securities are deposited under its guard and custody in terms of the Brokerage Agreements, and such Securities are currently deposited in guard and administration in Indeval;

(d)     it is willing to accept its designation as depositary, administrator and executor of the Securities Pledge over the Securities created herein, in terms of Article 204 of the Law;

(e)      it is duly authorized in terms of the Law and, in general, in terms of any applicable law, to enter into this Agreement and comply with its obligations in terms of this Agreement; and

(f)       there is no conflict of interest that may prevent it from carrying out its role as Executor and it is duly authorized in terms of the Law and, in general, in terms of any applicable law, to enter into this Agreement and comply with its obligations in terms of this Agreement.

IN VIRTUE OF THE FOREGOING, and in light of the preceding Recitals and Representations, the parties hereto agree on the following:

CLAUSES

FIRST. Certain Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Account Inmobiliaria Carso” means the account maintained by Inmobiliaria Carso with the Administrator in terms of the Brokerage Agreement Inmobiliaria Carso, and in which the Securities Inmobiliaria Carso are deposited.

“Account Control Empresarial” means the account maintained by Control Empresarial with the Administrator in terms of the Brokerage Agreement Control Empresarial, and in which the Securities Control Empresarial are deposited.

“Accounts of the Pledgors” means the joint reference to the Account Inmobiliaria Carso and the Account Control Empresarial.

“Additional Securities” has the meaning attributed to such term in Clause Sixth of this Agreement.

“Additional Securities” has the meaning attributed to such term in Clause Sixth of this Agreement.

“Administrator” has the meaning attributed to such term in the preamble of this Agreement.

“Agreement” means this Securities Pledge Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Brokerage Agreement Inmobiliaria Carso” has the meaning attributed to such term in item a) of Recital III of this Agreement.

“Brokerage Agreement Control Empresarial” has the meaning attributed to such term in item b) of Recital III of this Agreement.

“Brokerage Agreements” has the meaning attributed to such term in item b) of Recital III of this Agreement.

“BMV” means Bolsa Mexicana de Valores, S.A.V. de C.V.

“Business Day” means any day (excluding Saturday or Sunday) on which banks are not required or permitted to be closed in the New York, New York or Mexico City, Mexico.

“Buyers” has the meaning attributed to such term in Recital II of this Agreement.

“Company” has the meaning attributed to such term in the Recital number II of this Agreement.

“Control Emresarial” has the meaning attributed to such term in the preamble of this Agreement.

“Default Notice” has the meaning attributed to such term in item (a)1 of Clause Tenth of this Agreement.

“Distributions” means any goods or rights delivered or paid to the title holder of the Securities, in kind, or any other products or proceeds other than cash, derived from the Securities, including, without limitation and as applicable, distributions in kind, dividends in kind, proceeds other than cash, capital decreases or reimbursements, stock amortizations, liquidation quotas, and stock exchange, as the case may be.

“Event of Default” means, without limitation, the failure of any of the Pledgors to comply, perform or observe any of their obligations hereunder and/or the payment obligation of the Outstanding Purchase Price under the Purchase Agreement.

“Executor” has the meaning attributed to such term in the preamble of this Agreement, or any other institution or entity that may substitute it according to Clause Twelfth of this Agreement.

“Governmental Authority” means any federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any individual or entity with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including any court).

“Indeval” means S.D. Indeval, Institución para el Depósito de Valores, S.A. de C.V.

“Inmobiliaria Carso” has the meaning attributed to such term in the preable of this Agreement.

“Law” means the Securities Market Law (Ley del Mercado de Valores).

“LIE” means the Foreign Investment Law (Ley de Inversión Extranjera).

“Lien” means any lien, pledge, charge, security interest, security trust, encumbrance, attachment or other adverse claim of any kind.

“Mexico” means the United Mexican States (Estados Unidos Mexicanos).

“Outstanding Purchase Price” has the meaning attributed to such term in the Purchase Agreement.

“Person” means any individual or entity, trust, joint venture, partnership, corporation, Governmental Authority or any other entity of any nature whatsoever.

“Pledgee” has the meaning attributed to such term in the preamble to this Agreement.

“Pledgors” has the meaning attributed to such term in the preamble to this Agreement.

“Purchase Agreement” has the meaning attributed to such term in Recital II of this Agreement.

“Securities” has the meaning attributed to such term in item (d) of Representation I of this Agreement, including, as the case may be, the Additional Securities in terms of the provisions of paragraph (b) of Clause Fifth and paragraph (a) of Clause Sixth of this Agreement.

“Securities Control Empresarial” has the meaning attributed to such term in item (d) of Representation I of this Agreement.

“Securities Inmobiliaria Carso” has the meaning attributed to such term in item (d) of Representation I of this Agreement.

“Securities Pledge” has the meaning attributed to such term in paragraph (a) of Clause Second of this Agreement.

“Secured Obligations” means, jointly or separately, as the context may require, and without duplication, (i) the payment in full of the Outstanding Purchase Price; and (ii) any and all amounts due or required to be paid by any of the Buyers to the Seller under or pursuant to the Purchase Agreement and this Agreement.

“Seller” has the meaning attributed to such term in Recital I of this Agreement.

“Termination Notice” has the meaning attributed to such term in Clause Third of this Agreement.

(b) The definitions set forth in paragraph (a) above shall apply equally to both the singular and plural forms of such terms. Whenever the context may so require, any pronoun shall include the corresponding masculine, feminine and neutral forms. Unless the context shall otherwise require, all references to clauses and sections and to paragraphs, items or numerals of clauses or sections, shall be deemed to be references to clauses, sections, paragraphs, items or numerals of this Agreement, and all references to exhibits shall be deemed to be references to exhibits of this Agreement, which are hereby incorporated by reference to be a part of this Agreement. The words (i) “hereof”, “herein” “hereunder”, “in this Agreement”, “this Agreement” “hereinafter” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular clause, section, paragraph, item or numeral of this Agreement; and (ii) “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless such phrase otherwise appears.

(c) In addition, references to (i) any agreement, contract, document or instrument includes the reference to such agreement, contract, document or instrument as amended, amended and restated, supplemented or otherwise modified from time to time, and (ii) any law, rule or regulation includes the amendments thereto from time to time or to any law, rule or regulation successor thereto.

SECOND. Grant of Securities Pledge.

(a) Pledge. In order to irrevocably secure the due and timely payment, performance and satisfaction when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Secured Obligations, the Pledgors hereby grant an unconditional and irrevocable first priority pledge, without property transfer, and security interest over the Securities (the “Securities Pledge”) in favor of the Pledgee, in accordance with Article 204 of the Law..

(b) Pledged Securities; Appointment of Administrator. In order to prefect the Securities Pledge over the Securities, in accordance with the provisions of Article 204 of the Law, (i) the Pledgors and the Pledgee hereby appoint the Administrator and the Administrator hereby accepts its appointment to act as such with regards to the Securities Pledge and the Securities, and (ii) the Pledgors hereby grant in favor of the Administrator/Executor, an irrevocable mandate with the nature of an agency (commission mercantile) (to be exercised by means of its legal representative, according with the Commercial Code and article 2554 of the Federal Civil Code, and the corresponding articles of the Civil Codes of the Federal Entities of Mexico and the Federal District), for the Administrator to request Indeval to increase the deposit account of collateralized securities that the Administrator maintains with Indeval, all the foregoing in order to irrevocably secure the due and timely payment, performance and satisfaction of the Secured Obligations as provided herein.

(c) In accordance with the provisions of article 32 Bis 1 of the Commercial Code, the Pledgors shall, on the date hereof, (i) ratify this Agreement before a notary public; (ii) by means of a notary public, submit this Agreement for its registry before the Sole Registry of Liens over Movable Assets in the corresponding electronic folios of the Pledgors, and (iii) deliver to the Pledgee the electronic registration receipt in the Sole Registry of Liens over Movable Assets. For purposes of the foregoing, the Pledgors and the Pledgee hereby, and as of this moment, authorize and instruct the notary public before which this Agreement is ratified, to register this Agreement before the Sole Registry of Liens over Movable Assets, no later than on the referred date. The Pledgors shall (i) provide the notary public with the amounts necessary to, if applicable, pay the fees of the before whom this Agreement is ratified and any contributions in connection with the registration of this Agreement before the Sole Registry of Liens over Movable Assets, which shall not exceed the amount of

EU$10,000.00 (ten thousand dollars, legal currency of the United States of America), plus the corresponding Value Added Tax (Impuesto al Valor Agregado); and (ii) assist the Pledgee and/or the corresponding notary public, and execute any documents that the Pledgee and/or the notary public may reasonably and justifiable require, in order to obtain the referred registry.

(d) Executor Appointment. As provided in Article 204 of the Law, the Pledgors and the Pledgee hereby appoint the Executor and the Executor hereby accepts its appointment to act as such, and the Pledgors and the Pledgee hereby grant in favor of the Executor, an irrevocable mandate with the nature of an agency (commission mercantile) (to be exercised by means of its legal representative, according with the Commercial Code and article 2554 of the Federal Civil Code, and the corresponding articles of the Civil Codes of the Federal Entities of Mexico and the Federal District) and expressly instruct such Executor to carry out any and all actions provided in this Agreement, without the need of further confirmations. In the event that, in any moment and by any reason, the Executor is unable to carry out the extrajudicial sale of the Securities in terms of this Agreement, the parties shall appoint a substitute executor, as provided in Clause Twelfth of this Agreement.

THIRD. Continuing Securities Pledge.

The Securities Pledge shall be continuing and shall (i) remain in full force and effect until all of the Secured Obligations shall have been duly and legally satisfied, paid and indefeasibly discharged in full, provided that the Securities will be released from the Securities Pledge, proportionately, at the rate of 1 (one) Security per US$0.958 (zero point nine hundred fifty eight dollars, legal currency in the United States of America) to the payments to the Pledgee that the Pledgors may carry out from time to time, on the same date on which such payments are made; (ii) be binding upon the Pledgors, their permitted successors and permitted assigns; and (iii) inure to the benefit of, and be enforceable by the Pledgee, and its successors and assigns. As soon as possible, but in any event within the 5 (five) Business Days following the payment in full of the Secured Obligations in full as provided above, the Pledgee shall (i) deliver to the Pledgors, with a copy to the Administrator, a termination notice substantially in the form attached hereto as Exhibit “B” (the “Termination Notice”); and (ii) instruct (or authorize any of the Pledgors to instruct) the notary public before whom this Agreement was ratified and registered, to proceed with the cancellation of the corresponding registry of the Securities Pledge before the Sole Registry of Liens over Movable Assets. The Pledgors shall be liable for the payment of any costs, expenses, contributions or fees in connection with the cancellation of the Securities Pledge granted in terms of this Agreement.

FOURTH. Voting and Administration of the Securities.

(a) Provided that no Event of default has occurred, the Pledgors will have the right to instruct the Administrator in writing regarding the way in which the voting rights pertaining to the Securities shall be exercised in terms of the Brokerage Agreements, in a manner that does not result in a breach of or a conflict with the terms and conditions of this Agreement or the Purchase Agreement or the rights and remedies of the Pledgee under this Agreement or the Purchase Agreement or the ability of the Pledgee to exercise any such rights; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of the Pledgee in respect of the Pledged Shares or which would authorize, effect or consent to: (i) the dissolution or liquidation, in whole or in part, of the Company; (ii) the creation or granting of any Lien or other type of security interest on the Pledged Shares (or any portion thereof); (iii) the sale, transfer, conveyance or other disposition of all or part of the Pledged Shares; or (iv) the amendment or modification of the by-laws or other organizational documents of the Company in any way that would materially adversely affect the Pledgee, without the prior written consent of the Pledgee. The Pledgee shall be free and clear of any liability arising from or in connection with the exercise or failure to exercise the voting rights pertaining to the Securities.

(b) If an Event of Default shall occur, all the rights of the Pledgors to instruct the Administrator regarding the way the voting and other rights and powers that the Pledgors are entitled to exercise pursuant to the foregoing provisions of paragraph (a) of this Clause Fourth shall be exercised, shall cease, and all such rights shall thereupon (and to the extent permitted by the LIE and/or any other applicable law) be exercised by the Pledgee, who shall have the sole and exclusive right and authority to instruct the Administrator in writing with regards to the way in which such voting and other rights and powers shall be exercised; provided that the Pledgee shall have the right, but not the obligation, at any time following the existence of an Event of Default, to authorize the Pledgors in writing to exercise such rights to instruct the Administrator. For purposes of complying with the obligations provided in this Claus Fourth, the Pledgors hereby appoint the Pledgee as an authorized person to instruct the Administrator in terms of the Brokerage Agreements.

FIFTH. Distributions.

(a)               The Pledgors shall have the right to receive and maintain any and all Distributions, provided that (i) no Event of Default has occurred; and (ii) such Distributions are paid or payable in cash.

(b) The Distributions consisting in shares or any other securities shall be considered, for all purposes related with this Agreement, as Additional Securities. In virtue of the foregoing, in the event any Distribution is paid in Additional Securities, such Additional Securities shall be considered, to all the legal effects that may arise thereof, as part of the Securities and subject to the Securities Pledge granted in terms of this Agreement, therefore, the Pledgors shall deliver the confirmation referred to in Clause Sixth of this Agreement, in the terms provided therein.

Therefore, the Pledgors hereby acknowledge, accept and grant their consent so that the Pledgee may update the Exhibit “A” and notify the foregoing to the Pledgors, with a copy to the Administrator, with no need of obtaining an express instruction from the Pledgors, and with no need of the Pledgors to sign such substitution Exhibit, in the terms provided in this Agreement; the referred notice shall be sufficient to consider the corresponding Additional Securities, to all the legal effects that may arise thereof, as part of the Securities and subject to the Securities Pledge created in terms of this Agreement.

SIXTH. Additional Securities.

In the event any additional shares or securities shall exist in terms of the provisions set forth in Clause Fifth of this Agreement, in any moment during the term of this Agreement, and, therefore, deposited in any of the Accounts of the Pledgors in terms of the Brokerage Agreements (the “Additional Securities”), such Additional Securities shall be considered, to all the legal effects that may arise thereof, as part of the Securities and subject to the Securities Pledge created in terms of this Agreement, therefore, the Pledgors hereby agree that, for as long as there is any outstanding amount in connection with the Secured Obligations, the Pledgors shall affect the Additional Securities to the Securities Pledge created by means of this Agreement. For such purposes, the Pledgors shall subscribe and deliver to the Administrator (with a copy to the Pledgee) a confirmation of such affectation within the Business Day following the date on which the Additional Securities are deposited in any of the Accounts of the Pledgors, and the Administrator shall carry out any and all actions that may be necessary for the transfer of the Additional Securities to the securities account held by the Administrator with Indeval or, as the case may be, increase the deposit account of collateralized securities that the Administrator holds with Indeval. Likewise, the Pledgors shall deliver the Pledgee, the Administrator and the Executor, on the date on which the referred confirmation is delivered, a document duly executed substantially in terms of the form attached hereto as Exhibit “C”, in order to update the corresponding exhibit, including the Additional Securities.

SEVENTH. Covenants of the Pledgors.

During the term of this Agreement, the Pledgors shall:

(i)	execute and deliver, within the terms stated in this Agreement, all the documents and instruments and carry out any other action deemed necessary, as the Pledgee may reasonably consider, in order to create, perfect, maintain and protect the Securities Pledge over the Securities that is created in terms of this Agreement, and to allow the Pledgee to exercise its rights in terms of this Agreement, defending at any time the rights, title and interests of the Pledgee with respect to the Securities against any claims and resources of any Person other than the Pledgee;

(ii)	not constitute., incur, assume or permit the existence of any Lien or guaranty or option in favor of, or claim of any Person, with regards to the Securities, either currently or hereinafter subscribed, except for the Securities Pledge;

(iii)	not sell, transfer, assign, grant the use over, deliver, transfer to a trust, license, or dispose in any other manner, nor create any option over the Securities or any rights in connection with THE Securities, without prior written consent of the Pledgee;

(iv)	pay any and all taxes, determinations and any other charges of any nature that may be imposed or determined against of, or with respect to the Securities or in connection with the dividends and interests (including, without limitation, the Distributions) and all any other distributions in connection with the Securities (other than the taxes payable by the Company in connection with any of such distributions), as well as derived from this Agreement, the deposit of the Securities in Indeval or the execution procedure provided in Clause Tenth of this Agreement.

(v)	hold the Administrator and Executor free and harmless for the exercise of their corresponding duties in terms of this Agreement and from any other claim against the Executor or the Administrator that may arise from the exercise of the corresponding agency, including, without limitation, by any of the actions described in paragraph (b) of Clause Fourth of this Agreement, as well as to bare any costs and expenses incurred by the Administrator and/or Executor by exercising its corresponding duties;

(vi)	maintain the Brokerage Agreements in full force and effect, as well as any other documents or instructions in connection with and/or derived from such Brokerage Agreements; and

(vii)	in general, comply with their obligations derived from this Agreement.

The foregoing, provided that the Pledgors shall only bare and pay their own expenses and fees and, in no way shall bare those of the Pledgee, nor its advisors or representatives of any kind.

EIGHT. Substitution of a certificate that represents any of the Securities.

(a) In the event any of the certificates representing any of the Securities is exchanged or restructured by the Company for new securities, under any act, the Pledgors shall inform the Pledgee, timely and in writing (with a copy for the Administrator) about the need to carry out such exchange, and the Pledgors shall carry out, or cause to be carried out, all the actions tending towards the conclusion of such exchange. The securities derived from the conclusion of the exchange process shall be considered, to all legal effects that may arise thereof, as part of the Securities and subject to the Securities Pledge created in terms of this Agreement, and the Pledgors shall deliver the confirmation referred to in Clause Sixth within the non-extendable term of 2 (two) Business Days as of the conclusion of the referred exchange, so that the new certificates will be subject to the Securities Pledge created in terms of this Agreement and considered, to all legal effects that may arise thereof, as part of the Securities.

Considering the foregoing, the Pledgors irrevocable acknowledge, accept and grant their consent for the Pledgee to update the Exhibit “A”, specifying the Securities derived from the exchange or restructure process, and notify the foregoing to the Pledgors, with a copy to the Administrator, with no need of the Pledgors to sign the corresponding substitution Exhibit, in the terms provided in this Agreement; the referred notice shall be sufficient to consider the corresponding Securities subject to the Securities Pledge created in terms of this Agreement.

NINTH. Events of Default.

(a) If an Event of Default shall occur, all rights of the Pledgors to instruct the Administrator regarding the way of exercising or refraining from exercising any voting and other rights which they would otherwise be entitled to exercise pursuant to Clause Fourth and Fifth hereof, shall cease and be exercised thereafter by the Pledgee (to the extent permitted by the LIE and/or any other applicable law), therefore, the Pledgors hereby expressly and irrevocably authorize (i) the Pledgee to exercise its rights in any manner according to the provisions of this Agreement; and (ii) the Executor to foreclose upon the Securities Pledge in terms of Clause Tenth of this Agreement.

(b) The Pledgors shall immediately (but, in any event, within one (1) Business Day) notify the Pledgee in writing if the Pledgors obtain knowledge of any event which constitutes an Event of Default.

TENTH. Foreclosure.

(a) The Pledgors hereby expressly and irrevocably agree that upon the occurrence of an Event of Default, the Pledgee may instruct the Executor in terms of Article 204 of the Law, in order for the Executor to proceed with the execution of the Securities Pledge by means of the extrajudicial sale of the Securities, for the purpose of obtaining the payment of the Secured Obligations, according to the following rules:

1.	The Pledgee shall notify the existence of an Event of Default to the Executor and the Pledgors, by means of a notice (the “Default Notice”), that shall be made in writing and clearly describe: (i) the Event of Default that has occurred; (ii) the term for the fulfillment of the obligation underlying such Event of Default; (iii) the outstanding amount that is required to be paid for; (iv) that the extrajudicial sale of the Securities will be carried out in the event that the Pledgors do not deliver to the Pledgee the outstanding amount or the document evidencing that the term for the fulfillment of the corresponding Secured Obligation has been extended or its novation has occurred or the evidence of its delivery to the Pledgee, as applicable; and (v) the specific instructions of the Pledgee for the Executor to proceed with the extrajudicial sale of the Securities.

2.	The Pledgors may oppose to the sale by delivering the outstanding amount of the corresponding Secured Obligation, the evidence of payment in full of such Secured Obligation and/or the document evidencing that the term for the fulfillment of the corresponding Secured Obligation has been extended or that its novation has been agreed, or the evidence of its delivery to the Pledgee.

3.	In the event that the Pledgors may not reliably prove, within the Business Day following to the date on which they received the Dafault Notice, the payment, novation or extension of the corresponding Secured Obligation, as provided above, the Executor shall proceed with the extrajudicial sale, with no need of further procedure or requirement, at a market value, of all or any part of the Securities necessary to pay in full the Secured Obligations, the proceeds of such sale shall be delivered in payment to the Pledgee.

4.	The foreclosure procedure of the Securities Pledge described above may be suspended at any time before the sale of all the Shares has been perfected, by means of a reliable notice delivered by the Pledgee to the Executor, stating that the Pledgors have complied, to the Pledgees’ satisfaction, of any and all Secured Obligations or the ones derived for them in terms of this Agreement, as applicable. In the event that the sale of the Securities is made in portions, the suspension will be effective upon such portions of Securities that have not been sold at the time on which the corresponding notice is received.

5.	In the event that the Pledgors have not proved to the Pledgee the fulfillment of the Secured Obligations in the referred term, and in order to carry out the extrajudicial sale of the Securities, the Administrator shall deliver the Securities subject to the sale to the Executor, within the Business Day following the reception of the Default Notice without the Pledgors proving the fulfillment of the Secured Obligation. For such purposes and as needed, the Administrator shall transfer the Securities to the Executor. According with the foregoing, each of the Pledgors hereby expressly and irrevocably agrees, consents and instructs the Administrator to carry out the transfer of the Securities in favor of the Executor in terms of this Agreement.

6.	The proceeds of the extrajudicial sale of the Securities shall be immediately distributed by the Executor in the following order, as per the instructions of the Pledgee in such regard, with no need of further notice, requirement or resolution of judicial or extrajudicial instruction of any nature in such regard:

(i)	for the payment of all the taxes, fees, liens, deductions or retentions caused by or derived from this Agreement or the extrajudicial foreclosure procedure of the Securities Pledge;

(ii)	for the payment of reasonable and documented expenses and fees incurred by the Executor and/or the Administrator or the Pledgee, caused by or due to the guard and sale of the Securities, including, without limitation, any expenses, fees or costs charged by or incurred by the Executor (which shall be reasonable, duly evidenced and according to the daily practice in Mexico for such type of transactions) and costs and fees of legal advisors;

(iii)	the outstanding balance, for the payment in full of the Secured Obligations in terms of the Purchase Agreement and this Agreement;

(iv)	the remains, if any, shall be delivered to the Pledgors; and

(v)	in the event that a portion of the Securities may not be sold by the Executor for the payment in full of the Secured Obligations, as foreclosure of the Securities Pledge, the Executor shall deliver such Securities to the Pledgors.

(b) In no case shall the Pledgee or the Executor be responsible for the loss or decrease that may occur with regards to the Securities as a result of acts carried out in terms of this Agreement.

(c) The failure by the Pledgee to exercise its rights in terms of this Agreement, shall in no event be considered as a waiver to such rights, nor the singular or partial exercise by the Pledgee of any rights hereunder shall exclude any other right, authority or privilege.

(d) The Pledgors agree that the Pledgee and the Administrator shall have no liability with regards to any of the acts of the Executor in connection with this Agreement.

(e) Within the limits of any applicable law, the Pledgors shall take any and all actions and/or initiate any and all proceedings that may be necessary or convenient to facilitate the execution and transfer of the Securities. The Pledgors further agree to do or cause to be done all such other acts as may be necessary or convenient to expedite such sale or sales of all or any portion of the Securities, and to execute and deliver such documents and take such other action in order to carry out such sale may be in compliance with applicable law, including without limitation (i) to carry out or assist the Pledgee or any other Person that the Pledgee may authorize to carry out any procedure to obtain, or (ii) to obtain any authorization required to be granted by any Governmental Authority in terms of any applicable law, in order to carry out such sale or sales of the Securities or any portion thereof. No action implying a cost or expense to the Securities shall be taken, unless the Pledgee has previously delivered the amounts corresponding to its execution.

ELEVENTH. Consent of the Pledgors.

(a)               In order to carry out the extrajudicial sale of the Securities, as provided in Clause Tenth of this Agreement, the Pledgors agree to, and hereby expressly and irrevocably accept that the Executor shall carry out any acts that may be necessary or convenient for the transfer and sale of the Securities, through the BMV or through any other brokerage house in which the Securities are listed, or even outside the stock market.

(b)               The Pledgors hereby grant their consent with the sale of the pledge Securities at the market price at the moment in which such sale is carried out.

TWELFTH. Substitution of the Executor. (i) In the event that the Executor may not carry out its role as executor in terms of this Agreement, by any cause, or (ii) by decision of the Pledgee, prior written notice to the Pledgors with at least 2 (two) days of anticipation, the parties agree that the Pledgee may appoint a new executor and such executor shall adhere to this Agreement and, as of such date, shall be considered as the “Executor” for all the effects provided herein; provided that, such appointment shall be vested over an institution authorized to act as such in terms of the applicable law in Mexico, the Executor shall not cease to carry out its duties in terms of this Agreement, until the new executor is a party to this Agreement and the Pledgors shall pay the Executor any reasonable and evidenced costs and expenses incurred by it as a result of any substitution made in terms of item (i) above.

THIRTEENTH. Delivery of Counterparties, Entries.

In order to comply with the provisions set forth in Article 204 of the Law, the Pledgors shall cause the necessary entries in the statement of accounts issued to the Pledgors with regards to the Securities to be made, within 6 (six) Business Days following the date of execution of this Agreement, in a manner that the Securities Pledge created in terms of this Agreement, and the Pledgee, are duly registered in the corresponding registries. For purposes of the foregoing, within a term no longer than 10 (ten) Business Days as of the date of execution of this Agreement, the Pledgors shall obtain evidence of the compliance with the provisions of this Clause and deliver such evidence to the Pledgee.

FOURTEENTH.- Taxes and Expenses. All the expenses, costs, taxes, commissions, and fees arising from the preparation and execution of this Agreement, and by any proposed or actual amendment hereof, as well as by any act or document carried out, prepared, executed or notified pursuant to this Agreement, including without limitation, the reasonable and documented fees of the legal advisors of the Pledgee, as well as any and all reasonable expenses incurred by the parties in the fulfillment of its obligations or, in the exercise of its rights in accordance with this Agreement and in connection with the foreclosure of the Securities, shall be fully and exclusively borne and covered by each party, as applicable.

FIFTEENTH.- Assignments.

Except as otherwise provided in the Purchase Agreement:

(a) The Pledgee may assign or transfer, in whole or in part, its rights hereunder, exclusively in terms of the Purchase Agreement without requiring the consent of the Pledgors.

(b) The Pledgors may not assign or otherwise transfer their rights and obligations hereunder to any third party, except as provided by the Purchase Agreement.

SIXTEENTH.- Amendments. This Agreement may only be amended or modified with the prior written consent of the Pledgors, Pledgee, the Administrator and the Executor.

SEVENTEENTH.- Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by courier; or (c) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

To the Pledgors:

Inmobiliaria Carso, S.A. de C.V.

Paseo de las Palmas 750, piso 7,

Col. Lomas de Chapultepec, México, D.F., C.P. 11000

Telephone: 56254900

Attention: Raúl Humberto Zepeda Ruíz

Control Empresarial de Capitales, S.A. de C.V.

Paseo de las Palmas 750, piso 7,

Col. Lomas de Chapultepec, México, D.F., C.P. 11000

Telephone: 56254900

Attention: Raúl Humberto Zepeda Ruíz

To the Pledgee:

AT&T International, Inc.

208 S. Akard St.

Dallas, Texas 75202

Attention: Rick L. Moore, Senior Vice President – Corporate Development

with a copy (for informational purposes only) to:

AT&T Inc.

208 S. Akard St.

Dallas, Texas 75202

Telephone: (210) 821-4105

Facsimile: (214) 746-2103

Attention: D. Wayne Watts

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, CA 90067

Telephone: (310) 712-6600

Facsimile: (310) 712-8800

Attention: Eric M. Krautheimer

Creel, García-Cuéllar, Aiza y Enríquez

Paseo de los Tamarindos 60, Piso 3

Col. Bosques de las Lomas

05120 México, D.F.

Telephone: (52-55) 4748-0600

Facsimile: (52-55) 4748-0690

Attention: Samuel Garcia-Cuéllar / Jean Michel Enríquez

To the Administrator and Executor:

Inversora Bursátil, S.A. de C.V.

Casa de Bolsa, Grupo Financiero Inbursa

Paseo de las Palmas 750 piso 5,

Col. Lomas de Chapultepec,

C.P. 11000, México, D.F.

Telephone: 56254994

Attention: Guillermo René Caballero Padilla

EIGHTEENTH.- Independence of Provisions. In the event that any of the provisions set forth in this Agreement is declared void by a competent court, such provision shall be considered to be separate from the rest of the provisions set forth in this Agreement, in a way that it does not affect the validity of the rest of the provisions.

NINETEENTH. Exhibits and Captions. All documents attached hereto or to which reference is made herein are hereby incorporated by reference into, and shall be deemed a part of, this Agreement. The captions and headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

TWENTIETH.- Further Assurances. The Pledgors shall, at any time and from time to time, at the sole cost and expense of the Pledgee, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably and justifiably request, in order to (i) perfect, protect and maintain the Securities Pledge, and the priority thereof, in accordance with this Agreement; and (ii) enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Securities or any portion thereof, including, without limitation, to take or cause the taking of any actions and/or initiate any and all proceedings that are necessary or convenient in order for the Pledgee to sell the Securities or any portion thereof.

TWENTY FIRST.- Jurisdiction, Governing Law. For all matters relating to the interpretation and fulfillment of this Agreement, the parties hereto expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the competent courts sitting in Mexico, Federal District, Mexico, and the parties hereby expressly and irrevocably waive any other jurisdiction which may correspond by reason of their present or any future domiciles, or by any other reason.

TWENTY SECOND.- Limitations. Notwithstanding anything to the contrary in this Agreement (and any schedules or exhibits attached hereto), all terms of this Agreement shall be interpreted in a manner consistent with the Purchase Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, on June 30th, 2014.

The Pledgors

Inmobiliaria Carso, S.A. de C.V.

/s/ Javier Foncerrada Izquierdo

Name: Javier Foncerrada Izquierdo

Title: Attorney in fact

Control Empresarial de Capitales, S.A. de C.V.

/s/ Javier Foncerrada Izquierdo

Nombre: Javier Foncerrada Izquierdo

Title: Attorney in fact

[Signature page to the Securities Pledge Agreement dated June 30th, 2014, entered into by and among Inmobiliaria Carso, S.A. de C.V. and Control Empresarial de Capitales, S.A. de C.V., as pledgors; AT&T International, Inc., as pledgee; and Inversora Bursátil, S.A. de C.V. Casa de Bolsa, Grupo Financiero Inbursa, as administrator and executor]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, on June 30th, 2014.

The Pledgee

AT&T International, Inc.

/s/ Jose Menchaca

Nombre: Jose Menchaca

Title: Vice President - Corporate Development

[Signature page to the Securities Pledge Agreement dated June 30th, 2014, entered into by and among Inmobiliaria Carso, S.A. de C.V. and Control Empresarial de Capitales, S.A. de C.V., as pledgors; AT&T International, Inc., as pledgee; and Inversora Bursátil, S.A. de C.V. Casa de Bolsa, Grupo Financiero Inbursa, as administrator and executor]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, on June 30th, 2014.

The Administrator and Executor

Inversora Bursátil, S.A. de C.V. Casa de Bolsa, Grupo Financiero Inbursa

/s/ Guillermo René Caballero Padilla

Name: Guillermo René Caballero Padilla

Title: Attorney in fact

[Signature page to the Securities Pledge Agreement dated June 30th, 2014, entered into by and among Inmobiliaria Carso, S.A. de C.V. and Control Empresarial de Capitales, S.A. de C.V., as pledgors; AT&T International, Inc., as pledgee; and Inversora Bursátil, S.A. de C.V. Casa de Bolsa, Grupo Financiero Inbursa, as administrator and executor]

Exhibit “A”

Securities Pledge Agreement

Description of Securities

Owner or title holder of the Securities	Description of the Securities	Issuers’ stock Exchange Ticker	Number of Securities granted in Pledge
Inmobiliaria Carso	Shares	AMX “AA”	522,193,211
Control Empresarial	Shares	AMX “AA”	522,193,211

Exhibit “B”

Securities Pledge Agreement

Form of Termination Notice

[Date]

Inmobiliaria Carso, S.A. de C.V.

Paseo de las Palmas 750, piso 7,

Col. Lomas de Chapultepec, México, D.F., C.P. 11000

Control Empresarial de Capitales, S.A. de C.V.

Paseo de las Palmas 750, piso 7,

Col. Lomas de Chapultepec, México, D.F., C.P. 11000

[Notary public before whom the Securities Pledge was ratified and registered]

Attention: Raúl Humberto Zepeda Ruíz

We make reference to the Securities Pledge Agreement (the “Agreement”) dated [June] [**], 2014 entered into between Inmobiliaria Carso, S.A. de C.V. and Control Empresarial de Capitales, S.A. de C.V., as pledgors; AT&T International, Inc., as pledgee; and Inversora Bursátil, S.A. de C.V. Casa de Bolsa, Grupo Financiero Inbursa, as administrator and executor. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

By means of this Termination Notice, the undersigned, in its capacity as Pledgee under the Agreement, hereby (i) acknowledges that the due and timely payment, performance and satisfaction of any and all of the Secured Obligations has occurred; and (ii) instructs the notary public before whom the Agreement was ratified, and authorized each of the Pledgors to instruct such notary public, to carry all the acts necessary for the cancellation of the entries regarding the Securities Pledge before the Sole Registry of Liens over Movable Assets.

Sincerely,

AT&T International, Inc.

By: ___________________________
Name: [**]

Title: [**]

c.c.p. Inversora Bursátil, S.A. de C.V., Casa de Bolsa, Grupo Financiero Inbursa.

Exhibit “C”

Securities Pledge Agreement

Form to update the Exhibit “A”

[Date]

AT&T International, Inc.

208 S. Akard St.

Dallas, Texas 75202

Attention: [**]

Inversora Bursátil, S.A. de C.V.

Casa de Bolsa, Grupo Financiero Inbursa

Paseo de las Palmas 750 piso 5,

Col. Lomas de Chapultepec,

C.P. 11000, México, D.F.

Atención: Guillermo René Caballero PadillaFax:

We make reference to the Securities Pledge Agreement (the “Agreement”) dated [June] [**], 2014 entered into between Inmobiliaria Carso, S.A. de C.V. and Control Empresarial de Capitales, S.A. de C.V., as pledgors; AT&T International, Inc., as pledgee; and Inversora Bursátil, S.A. de C.V. Casa de Bolsa, Grupo Financiero Inbursa, as administrator and executor. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

By means of this document we inform and declare that, on this date, in terms of the provisions of Clause Sixth of the Agreement, we have affected Additional Securities to the Securities Pledge created in terms of the Agreement.

Considering the foregoing, attached hereto as Exhibit “1” of this document, the new Exhibit“B” of the Agreement, duly updated in order to include the Additional Securities; provided that, the Exhibit “1” of this document, once it is signed by the Pledgee and the Administrator and Executor, shall substitute, to all effects that may arise thereof, the current Exhibit “B” of the Agreement.

Sincerely,

The Pledgors:

Inmobiliaria Carso, S.A. de C.V.

_____________________________________

Name: [**]

Title: [**]

Control Empresarial de Capitales, S.A. de C.V.

_____________________________________

Name: [**]

Title: [**]

With the acknowledgement and consent of:

The Pledgee:

AT&T International, Inc.

_____________________________

Name: [**]

Title: [**]

The Administrator and Executor:

Inversora Bursátil, S.A. de C.V. Casa de Bolsa, Grupo Financiero Inbursa

________________________________

Name: [**]

Title: [**]

Ccp. AT&T Inc.

208 S. Akard St.

Dallas, Texas 75202

Fax: (214) 746-2103

Attention: D. Wayne Watts

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, CA 90067

Fax: (310) 712-8800

Attention: Eric M. Krautheimer

Creel, García-Cuéllar, Aiza y Enríquez

Paseo de los Tamarindos 60, Piso 3

Col. Bosques de las Lomas

05120 México, D.F.

Fax: (52-55) 4748-0690

Attention: Samuel Garcia-Cuéllar / Jean Michel Enríquez